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                         SERVICES AND SUPPORT AGREEMENT

         This Services and Support Agreement (the "Agreement") is made as of the 1st day of January, 2000 by and between Premier Research Worldwide, Ltd., a Delaware corporation ("Premier") and eResearch Technology, Inc., a Delaware corporation ("eRT").

         WHEREAS, Premier owns 100% of the outstanding capital stock of eRT; and

         WHEREAS, Premier has contributed to eRT all of Premier's technology and operating business subject to the liabilities thereof; and

         WHEREAS, the parties recognize that it is to their material advantage to centralize certain administrative and financial services and that such centralized services will be most efficiently administered by eRT.

         NOW, THEREFORE, is consideration of the premises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

         1. Services to Be Provided by eRT. Beginning on the date of this Agreement, eRT through its corporate staff will provide or otherwise make available to Premier certain general corporate services, including, but not limited to the following:

                  1.1 Management Support. eRT will provide management support to Premier, including reasonable access to key management personnel of eRT for consultation and advice regarding strategic business planning, corporate development, acquisitions and technology. eRT will also provide assistance to develop and implement policies and procedures related to human resources and employee training.

                  1.2 Risk Management. eRT will assist Premier in the maintenance of an appropriate risk management program. eRT shall arrange for and pay the premium cost of liability, property, casualty, and other normal business insurance coverage (subject to allocation of such premium pursuant to Section
6.2 hereof), provide a centralized insurance purchasing service for such insurance coverage and manage all insurance claims under Premier's insurance policies.

                  1.3 Financial Services. eRT shall provide to Premier the financial services listed in Exhibit I to this Agreement.

                  1.4 Securities. eRT will provide services and assistance to enable Premier to comply with its reporting obligations under the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations of the Nasdaq Stock Market. Such assistance will include preparation of Forms 10-K, 10-Q and 8-K under the 1934 Act. eRT will provide necessary



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resources to enable Premier to make EDGAR filings with the SEC. eRT shall provide internal audit support services for such filings and reports, including accounting staff as required. Accounting and financial reporting policies and procedures will be established by the Chief Financial Officer of eRT (the "eRT CFO"). The parties acknowledge that Premier is a reporting company under the 1934 Act and that eRT may in the future become such a reporting company. Because of eRT's status as a wholly-owned subsidiary of eRT, the parties also acknowledge that each party has a material interest in the financial statements and reports of the other to insure that accounting matters are treated consistently between the parties. Therefore, before financial statements of either party are released publicly or are included in a filing with the SEC or the Nasdaq Stock Market, such financial statements will be furnished to the eRT CFO and to Premier's Chief Financial Officer for review and comment. All public releases of financial information will be authorized in advance by both parties' Chief Financial Officer. eRT will administer a program to promote compliance by the officers and directors of Premier with their reporting requirements under
Section 13 and 16 of the 1934 Act. eRT shall prepare documents necessary for officer and director compliance under Section 16 of the 1934 Act, including Forms 3, 4, 5, 13G and 13D. eRT shall maintain detailed records and SEC receipts of all such filings and shall administer periodic reminders to Section 16 officers and directors. eRT shall periodically provide information to officers and directors of Premier with respect to their responsibilities under Section 16 of the Act.

                  1.5 Corporate Record Keeping. eRT shall maintain detailed records of Premier's historical and current financial data. In addition, eRT shall assist in preparing the minutes of meetings of the boards of directors and shareholders, and shall maintain records pertaining to stock offerings, acquisition transactions, and annual meetings.

                  1.6 Annual Stockholders Meetings and Proxy Statement Preparation. eRT shall provide assistance to conduct the annual meeting of Premier stockholders. eRT shall assist in the preparation of the notice of the annual meeting, proxies and proxy statements related thereto, the solicitation of proxies, and the filing of any preliminary or definitive proxy statements with the SEC. eRT shall assist Premier in design, preparation, drafting and distribution of its annual reports to stockholders. Preparation and distribution costs related to the proxy materials for the annual meeting shall be paid by Premier.

                  1.7 Stock Plan Administration Services. Subject to the direction of the administrative committees of Premier compensation stock plans, shall administer Premier's stock option plans. eRT shall maintain records of grant dates, shares covered by option grants, vesting schedules, expiration dates and other information necessary for proper administration of the Premier compensatory stock plans. eRT shall also prepare stock option grant agreements and stock option exercise notices.

                  1.8 Investor and Media Relations. eRT shall prepare quarterly stock reports, track outstanding shares, communicate appropriate information to transfer agents, provide for missing stock certificates and perform general services pertaining to the investor relations. eRT shall upon request provide stock status reports including stockholder statistics, earnings

                                      - 2 -

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estimates, shares held by institutions and any other reports that can be reasonably created using Premier data maintained by eRT. eRT shall assist Premier to manage investor and media relations and to prepare press releases. eRT shall assist Premier in its relationship with investment analysts and institutional holders of Premier stock. eRT will also assist eRT regarding presentations at financial conferences.

                  1.9 Tax Matters. eRT will assist Premier to prepare and file state and federal income tax returns and will consult with Premier regarding tax planning matters.

                  1.10 Other Services. Other routine services in addition to those enumerated in subsections 1.1 through 1.9 shall be provided by eRT as reasonably requested by Premier. Such other services shall include human resources support, publications support, corporate training programs, video teleconferencing, data and voice communications and trade show support.

         2. Cooperation. Premier shall corporate with eRT in providing information and data reasonably requested by eRT to perform its services hereunder. The parties shall exert best efforts to coordinate with each other in such a manner to enable eRT to furnish the services required hereunder.

         3. Credit Support Services. Premier agrees to provide credit support for eRT as eRT may reasonably require for its business and operations, subject to a maximum financial commitment by Premier to eRT at any time of $10 million. eRT shall reconcile on a quarterly basis cash provided by Premier and used by eRT and shall calculate an average daily balance for such advances during each such quarter. eRT shall be obligated to repay all such advances together with interest on the average daily balance for each quarterly period at the prime rate of interest as published from time to time in The Wall Street Journal.

         4. Transition Support Services. Premier agrees to allow eRT to use Premier's bank accounts and financial management and other administrative services and systems for a reasonable period following the effective date of this Agreement for eRT's own cash management and financial services requirements. eRT shall use reasonable commercial efforts to establish such accounts and systems for itself as promptly a practicable after the date hereof.

         5. Insurance Programs. The parties acknowledge that Premier has in force insurance programs that provide eRT coverage under general liability, property and casualty, errors and omissions, umbrella liability, workers' compensation, directors and officers liability and medical and other employee benefit insurance programs. eRT shall evaluate the merits of having such insurance policies transferred to eRT, continuing eRT's cover under the current Premier programs or obtaining separate coverage for eRT. Pending such determination, Premier agrees that eRT shall continue maintaining such coverage in accordance with the provisions of Section 1.2 hereof for the benefit of both Premier and eRT, subject to allocation of premiums therefor in accordance with
Section 6.2 hereof.


                                      - 3 -

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         6. Compensation for Services.

                  6.1 In consideration for the services to be provided by eRT to Premier hereunder, Premier shall provide the credit support and transition support services specified in Section 3-4 hereof and shall pay eRT the following amounts:

                           (a)      6.25% of the salary of eRT's President and
Chief Executive Officer;

                           (b)      25% of the salary of eRT's Chief Financial
Officer; and

                           (c)      a fee of $10,000 per month.

eRT shall invoice Premier monthly for such charges.

                  6.2 For any period during the term hereof that eRT is included in any Premier insurance programs or policies, eRT's Chief Financial Officer shall recommend an allocation of the premium between eRT and Premier, which allocation shall be subject to review and approval by the Boards of Directors of each party or any authorized committee thereof. Promptly after agreement on such allocation, eRT shall prepare an invoice from Premier to eRT for eRT's allocated portion of such premiums.

                  6.3 All invoices delivered hereunder shall be due and payable within 30 days of the invoice date.

                  6.4 In the event eRT is required to commit personnel on other resources in the performance of its obligations hereunder that are disproportionate to the projected fees set forth in Section 6.1 hereof, the parties agree to negotiate in good faith to adjust the monthly fee payable pursuant to Section 6.1(c) hereof or to consider in good faith payment by Premier to eRT of a supplemental fee in addition to the scheduled monthly fee.

                  6.5 eRT will require third parties with which it contracts on behalf of Premier hereunder, including without limitation accounting, legal and other professional service firms, insurance companies and other vendors, to invoice Premier for their respective charges. Premier acknowledges and agrees that eRT will cause such invoices to be paid on Premier's behalf in accordance with the invoice terms.

         7. Office Space. eRT agrees to make available appropriate office space to Premier's Chairman and Chief Executive Officer.

         8. Premier's Directors and Officers. Nothing contained herein will be construed to relieve the directors and officers of Premier from the performance of their respective duties or to limit the exercise of their powers in accordance with the charter or by-laws of Premier or in accordance with any applicable statute or regulation.

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         9. Liabilities. In furnishing Premier with management advice and other services as herein provided, neither eRT nor any of its officers, directors or agents shall be liable to Premier or its creditors or shareholders for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of Premier and eRT and will not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party.

         10. Status. eRT shall be deemed to be an independent contractor, and except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent Premier.

         11. Notices. All notices, billings, requests, demands, approvals, consents, and other communications which are required or may be given under this Agreement shall be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:

                  If to Premier:

                           Premier Research Worldwide, Ltd.
                           30 South 17th Street
                           Philadelphia, PA  19103
                           Attention:  Chairman


                  If to eRT:

                           eResearch Technology, Inc.
                           30 South 17th Street
                           Philadelphia, PA  19103
                           Attention:  President and Chief Executive Officer


         12. No Assignment. This Agreement shall not be assignable except with the prior written consent of the other party to this Agreement.

         13. Applicable Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein.

         14. Paragraph Titles. The paragraph titles used in this Agreement are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions thereof.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the date first above written.



                                   PREMIER RESEARCH WORLDWIDE, LTD.


                                   By:/s/ Joel Morganroth
                                      ------------------------------------------
                                          Joel Morganroth, M.D.
                                          Chairman and Chief Executive Officer


                                   eRESEARCH TECHNOLOGY, INC.

                                   By: /s/ Joseph A. Esposito
                                      ------------------------------------------
                                           Joseph A. Esposito
                                           President and Chief Executive Officer


                                      - 6 -

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                                    EXHIBIT I
                     FINANCIAL SERVICES PROVIDED TO PREMIER

Banking Services Administration
         Select banks and establish accounts
         Administer cash balances
         Administer outstanding indebtedness
         Administer any debt covenant compliance issues
         Maintain a cash collections and disbursement system
         Arrange letters of credit and cash transfers
         Manage any foreign currency exchange needs

Financial Management and Information
         Cash management
         Pension fund management
         Leasing management services
         Customer financing
         Information on financial markets and products
         Information on foreign currency, risk assessment and hedge strategies

Arrange Credit Support
         Insurance performance and bid bonds
         Letters of credit
         Corporate guarantees

Investment Banking Services
         Advice and support for equity and debt financing
         Manage relationships with debt rating agencies
         Analysis, negotiations, advice and support for mergers and acquisitions


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                  Supplement to Services and Support Agreement


         This Supplement to Services and Support Agreement (the "Supplement") dated April 17, 2000 is made by and between PRWW, Ltd., a Delaware corporation ("PRWW") and eResearchTechnology, Inc., a Delaware corporation ("eRT").

                                   Background

         PRWW and eRT are parties to a Services and Support Agreement dated as of January 1, 2000 (the "Agreement") under which each party has agreed to provide certain services and supports to the other for certain specified consideration. The parties desire to supplement the Agreement effective as of January 1, 2000 to reflect that PRWW has also provided to eRT, and will continue to provide to eRT, certain strategic planning and direction through the services of Joel Morganroth, M.D., PRWW's Chairman and Chief Executive Officer, for which eRT is willing to compensate PRWW.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Effective Date. This Supplement shall be effective as of January 1, 2000.

         2. Additional Services to be Provided by PRWW. In addition to the services specified in the Agreement, PRWW agrees to make its Chairman and Chief Executive Officer, Joel Morganroth, M.D. available to provide management support, consultation and advice to eRT regarding strategic business planning, corporate development, acquisitions, technology and securities law compliance matters.

         3. Consideration. The parties acknowledge that the services provided pursuant to Section 2 of this Supplement are anticipated to require approximately 50% of Dr. Morganroth's business time excluding the time he performs services for eRT pursuant to the terms of the Management Consulting Agreement dated as of January 1, 2000 between eRT and Joel Morganroth, M.D., P.C. Accordingly, in consideration for the services specified in Section 2 hereof, eRT shall pay to PRWW an amount equal to 50% of the salary paid by PRWW to Dr. Morganroth during the term of the Agreement.


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         4. Survival of Agreement. As supplemented hereby, the terms and provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Supplement as of the day and year first above written.

                                     PRWW, Ltd.


                                     By: /s/ Joel Morganroth
                                         --------------------------------------
                                         Joel Morganroth, M.D.
                                         Chairman and Chief Executive Officer


                                     eResearchTechnology, Inc.


                                     By: /s/Joseph A. Esposito
                                         --------------------------------------
                                         Joseph A. Esposito,
                                         President and Chief Executive Officer